As filed with the Securities and Exchange Commission on December 16, 2010

                                                                                        Registration No. 333-136179

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________

WESBANCO, INC.
(Exact name of registrant as specified in its charter)

West Virginia	55-0571723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Bank Plaza
Wheeling, West Virginia 26003
(Address of principal executive offices, including zip code)

WESBANCO, INC. KSOP
(Full title of the plan)

Paul M. Limbert
President and Chief Executive Officer
WesBanco, Inc.
One Bank Plaza
Wheeling, West Virginia 26003
(304) 234-9000
(Name, address, including zip code, and telephone number, including area code,  of agent for service)

With Copies To:

James C. Gardill, Esquire Phillips, Gardill, Kaiser & Altmeyer, PLLC 61 Fourteenth Street Wheeling, WV 26003 (304) 232-6810	Kristen L. Stewart, Esquire K&L Gates LLP K&L Gates Center 210 Sixth Avenue Pittsburgh, PA 15222 (412) 355-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
                               (Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 is being filed to terminate the Registration Statement on Form S-8 (File No. 333-136179) filed by the Registrant on July 31, 2006 (the “Registration Statement”) because all of the shares of the Registrant’s Common Stock, par value $2.0833 per share (“Common Stock”), registered under the Registration Statement and offered for sale under the WesBanco, Inc. KSOP have been sold and no additional shares of such Common Stock will be offered or sold pursuant to the Registration Statement after the date hereof.  The Registrant has also filed a Registration Statement on Form S-8 (File No. 333-158749) registering an additional 750,000 shares of Common Stock issuable under the WesBanco, Inc. KSOP (the “Additional Registration Statement”).  This Post-Effective Amendment No. 1 does not affect, modify or terminate the Additional Registration Statement or the registration of such Common Stock pursuant to the Additional Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on this 16th day of December, 2010.

                                                                                                                                             WESBANCO, INC.

By: /s/ Paul M. Limbert
Paul M. Limbert
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/s/ Paul M. Limbert	President, Chief Executive Officer and Director	December 16, 2010
Paul M. Limbert	(Principal Executive Officer)

/s/ Robert H. Young	Executive Vice President and Chief Financial Officer	December 16, 2010
Robert H. Young	(Principal Financial and Accounting Officer)

/s/ Ray A. Byrd	Director	December 16, 2010
Ray A. Byrd

/s/ R. Peterson Chalfant	Director	December 16, 2010
R. Peterson Chalfant

/s/ Christopher V. Criss	Director	December 16, 2010
Christopher V. Criss

/s/ Robert M. D'Alessandri, MD	Director	December 16, 2010
Robert M. D'Alessandri, MD

/s/ Abigail M. Feinknopf	Director	December 16, 2010
Abigail M. Feinknopf

/s/ John W. Fisher, II	Director	December 16, 2010
John W. Fisher, II

/s/ Ernest S. Fragale	Director	December 16, 2010
Ernest S. Fragale

/s/ James C. Gardill	Director	December 16, 2010
James C. Gardill

/s/ Vaughn L. Kiger	Director	December 16, 2010
Vaughn L. Kiger

/s/ D. Bruce Knox	Director	December 16, 2010
D. Bruce Knox

/s/ Jay T. McCamic	Director	December 16, 2010
Jay T. McCamic

/s/ F. Eric Nelson, Jr.	Director	December 16, 2010
F. Eric Nelson, Jr.

/s/ Henry L. Schulhoff	Director	December 16, 2010
Henry L. Schulhoff

/s/ Joan C. Stamp	Director	December 16, 2010
Joan C. Stamp

/s/ Neil S. Strawser	Director	December 16, 2010
Neil S. Strawser

/s/ Reed J. Tanner	Director	December 16, 2010
Reed J. Tanner

/s/ Donald P. Wood	Director	December 16, 2010
Donald P. Wood